Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 29, 2020)

Interpublic Announces Second Quarter and First Half 2020 Results

•	Second quarter reported net revenue of $1.85 billion, a decrease of 12.8% from a year ago, with organic net revenue decrease of 9.9%, due to impact of global economic contraction in the quarter

•	First half reported net revenue decrease of 7.4%, and organic net revenue decrease of 5.0%

•	Second quarter reported net loss was $45.6 million including restructuring charges, and adjusted EBITA was $174.9 million before restructuring charges

•	Second quarter adjusted EBITA margin of 9.4% before restructuring charges

•	Second quarter diluted loss per share of $0.12 and diluted earnings per share of $0.23 as adjusted

•	First half diluted loss per share of $0.11 and diluted earnings per share of $0.34 as adjusted

•	Management initiated program of extensive structural operating cost reduction, resulting in restructuring charges in the quarter of $112.6 million

•	Management highlights strategic and operating strengths, exceptional talent base, deep financial resources, and flexible cost model

Michael Roth, Chairman and CEO, IPG:

“As we navigate the global pandemic, at IPG, we will stay focused on the safety, health and well-being of our employees, clients, and other key partners. As expected, our results bear the imprint of the severity of the health crisis and its economic impact. However, our companies and our people have adjusted quickly to these uncertain times and new ways of working, as evident in our results, which once again show IPG outperforming the sector.

“During the quarter, our company maintained the high quality of our services and forged deeper relationships with our clients, while effectively managing expenses, and continuing to invest in our future. Notably, we furthered our progress in the most contemporary disciplines, including media, data and technology offerings, as well as our healthcare marketing offerings. We remain new business positive year-to-date, and our pipeline of business opportunities is solid. We initiated a program of structural operating cost reduction to lower our expense base, and raise our margin opportunities going forward. Our balance sheet and liquidity continue to be further areas of strength. These accomplishments underscore the vitality of our offerings, the exceptional talent of our people, and the flexibility of our business model.

“Looking forward, visibility will remain unclear for as long as COVID is disrupting everyday life and macroeconomic conditions. As always, we will be disciplined in how we manage the business, aligning expenses closely to any changes in revenue. We look forward to returning to our strong

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

trajectory of organic revenue and profit growth as a recovery takes hold. We are thankful for the continued close partnership with our clients, and proud of our employees around the world for their outstanding work and productivity despite all the challenges brought by the pandemic.”

Summary

Revenue

•
Second quarter 2020 net revenue was $1.85 billion, compared to $2.13 billion in the second quarter of 2019. During the quarter, the organic net revenue decrease was 9.9%, while the effect of foreign currency translation was negative 2.1%, and the impact of net dispositions was negative 0.8%. Second quarter 2020 total revenue, which includes billable expenses, was $2.03 billion, compared to $2.52 billion in 2019.

•
First half 2020 net revenue was $3.83 billion, compared to $4.13 billion in the first half of 2019. During the first half of 2020, the organic net revenue decrease was 5.0%, while the effect of foreign currency translation was negative 1.6%, and the impact of net dispositions was negative 0.8%. First half 2020 total revenue, which includes billable expenses, was $4.39 billion, compared to $4.88 billion in 2019.

Operating Results

•
Operating income in the second quarter of 2020 was $40.5 million, compared to $264.2 million in 2019. Adjusted EBITA was $174.9 million before Restructuring Charges in the second quarter of 2020, compared to Adjusted EBITA of $285.5 million in the prior-year period. Adjusted EBITA margin on net revenue was 9.4% before Restructuring Charges, compared to Adjusted EBITA margin of 13.4% in 2019.

•	During the second quarter, the Company recognized restructuring charges of $112.6 million, as a result of actions targeted to achieve annualized operating expense reductions of $80 to $90 million.

•
Operating income in the first half of 2020 was $116.4 million, compared to $314.4 million in 2019. Adjusted EBITA was $272.1 million before Restructuring Charges in the first half of 2020, compared to $389.1 million in the prior-year period. Adjusted EBITA margin on net revenue was 7.1% before Restructuring Charges, compared to 9.4% for the same period in 2019.

•	Refer to reconciliations on page 12 for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results

•	Income tax provision in the second quarter of 2020 was $19.0 million on loss before income taxes of $24.9 million.

•
Second quarter 2020 net loss available to IPG common stockholders was $45.6 million, resulting in loss of $0.12 per basic and diluted share, compared to earnings of $0.44 and $0.43 per basic and diluted share, respectively, for the same period in 2019. Adjusted earnings were $0.23 per diluted share, compared to adjusted earnings of $0.46 per diluted share a year ago. Second quarter 2020 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.6 million, after-tax restructuring charges of $87.2 million, an after-tax loss of $19.9 million on the sales of businesses and a charge of $10.0 million from a discrete tax item.

•	Income tax provision in the first half of 2020 was $36.2 million on loss before income taxes of $4.9 million.

•
First half 2020 net loss available to IPG common stockholders was $40.9 million, resulting in loss of $0.11 per basic and diluted share, compared to earnings of $0.42 and $0.41 per basic and diluted share, respectively, for the same period in 2019. Adjusted earnings were $0.34 per diluted share compared to adjusted earnings of $0.57 per diluted share a year ago. First half 2020 adjusted earnings excludes after-tax amortization of acquired intangibles of $34.7 million, after-tax restructuring charges of $87.2 million, an after-tax loss of $42.3 million on the sales of businesses and a charge of $10.0 million from a discrete tax item.

•	Refer to reconciliations on pages 10 through 14 for further detail.

Operating Results

Revenue
Net revenue of $1.85 billion in the second quarter of 2020 decreased 12.8% compared with the same period in 2019. During the quarter, the effect of foreign currency translation was negative 2.1%, the impact of net dispositions was negative 0.8%, and the resulting organic net revenue decrease was 9.9%. Total revenue, which includes billable expenses, was $2.03 billion in the second quarter of 2020, compared to $2.52 billion in 2019.

Net revenue of $3.83 billion in the first half of 2020 decreased 7.4% compared with the same period in 2019. During the first half of 2020, the effect of foreign currency translation was negative 1.6%, the impact of net dispositions was negative 0.8%, and the resulting organic net revenue decrease was 5.0%. Total revenue, which includes billable expenses, was $4.39 billion in the first half of 2020, compared to $4.88 billion in 2019.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Expenses
For the second quarter and first half of 2020, our operating expenses, excluding billable expenses, decreased by 2.6% and 2.8%, respectively, while net revenue decreased by 12.8% and 7.4%, respectively.

During the second quarter of 2020, salaries and related expenses decreased 5.4% to $1.31 billion, compared to $1.38 billion for the same period in 2019. During the first half of 2020, salaries and related expenses decreased 2.6% to $2.73 billion, compared to $2.80 billion for the same period in 2019. The decreases were primarily driven by reductions in base salaries, benefits and tax and lower temporary help in response to the declines in net revenue, primarily due to the effects of the COVID-19 pandemic on economic conditions, in addition to lower incentive expense. The cumulative decreases in salaries and related expenses were partially offset by increased severance expense for both periods.

Office and other direct expenses decreased as a percentage of net revenue to 17.1% in the second quarter of 2020, compared to 18.2% a year ago, and decreased as a percentage of net revenue to 18.2% in the first half of 2020, compared to 18.8% a year ago, mainly due to decreases in travel and entertainment expenses and new business and promotion expenses as well as lower occupancy expense, partially offset by an increase in bad debt expense and a year-over-year change in contingent acquisition obligations. The decrease in the first half of 2020 was further driven by a reduction in professional consulting fees.

Selling, general and administrative expenses decreased as a percentage of net revenue to 0.2% in the second quarter of 2020, compared to 0.8% a year ago, and decreased as a percentage of net revenue to 0.7% in the first half of 2020, compared to 1.4% a year ago, primarily attributable to a decrease in employee insurance expense due to fewer insurance claims with elective procedures and routine care being delayed in 2020, as well as a decrease in travel and entertainment expenses.

During the second quarter of 2020, depreciation and amortization of $73.1 million remained relatively flat as compared to the same period in 2019. During the first half of 2020, depreciation and amortization slightly increased by 1.2% to $145.9 million, compared to $144.1 million for the same period in 2019.

For the three and six months ended June 30, 2020, restructuring charges were $112.6 million related to actions taken, with the objective of lowering our operating expenses structurally and permanently relative to revenue and accelerating the transformation of our business. With these actions, the Company is exiting approximately 500,000 square feet of leased space in approximately 40 locations around the world and reducing its global workforce by approximately 1%.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Most of these actions are based on our recent experience and learning in the COVID-19 pandemic and a resulting review of our operations, which continues, to address certain operating expenses such as occupancy expense and salaries and related expenses. This compares to restructuring charges of $2.1 million and $33.9 million in the second quarter and first half of 2019, respectively.

Non-Operating Results and Tax
Net interest expense remained flat at $43.9 million in the second quarter of 2020 from a year ago, and decreased by $7.9 million to $78.0 million in the first half of 2020 from a year ago.

Other expense, net was $21.5 million in the second quarter of 2020 and $43.3 million for the first half of 2020, which primarily included losses on the sales of certain small, non-strategic businesses.

The income tax provision in the second quarter of 2020 was $19.0 million on loss before income taxes of $24.9 million, primarily due to net losses in certain foreign jurisdictions and net losses on sales of businesses and certain assets classified as held for sale for which we received no tax benefit. This compares to an income tax provision of $43.6 million for the second quarter of 2019 on income before income taxes of $216.5 million.

The income tax provision in the first half of 2020 was $36.2 million on loss before income taxes of $4.9 million, primarily due to the factors noted in the second quarter of 2020 in addition to net losses on sales of businesses and certain assets classified as held for sale for which we received minimal tax benefit. This compares to an income tax provision of $54.1 million in the first half of 2019 on income before income taxes of $217.8 million.

Balance Sheet
At June 30, 2020, cash and cash equivalents totaled $1.09 billion, compared to $1.19 billion at December 31, 2019 and $614.0 million on June 30, 2019. Total debt was $3.97 billion at June 30, 2020, compared to $3.33 billion at December 31, 2019. The increase in debt is primarily due to our issuance of $650.0 million in aggregate principal amount of senior notes on March 30, 2020.

Common Stock Dividend
During the second quarter of 2020, the Company declared and paid a common stock cash dividend of $0.255 per share, for a total of $99.2 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, Adjusted EBITA, Adjusted EBITA before Restructuring Charges and earnings per diluted share as adjusted, and the reconciliations thereof, please refer to pages 8 to 14 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This investor presentation contains forward-looking statements. Statements in this investor presentation that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	the effects of a challenging economy on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•
the outbreak of the novel coronavirus (COVID-19), including the measures to contain its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$1,853.4	$2,125.9	(12.8)%
Billable Expenses	172.3	394.3	(56.3)%
Total Revenue	2,025.7	2,520.2	(19.6)%

Operating Expenses:
Salaries and Related Expenses	1,306.1	1,381.2	5.4%
Office and Other Direct Expenses	317.0	387.3	18.2%
Billable Expenses	172.3	394.3	56.3%
Cost of Services	1,795.4	2,162.8	17.0%
Selling, General and Administrative Expenses	4.1	18.1	77.3%
Depreciation and Amortization	73.1	73.0	(0.1)%
Restructuring Charges	112.6	2.1	>(100)%
Total Operating Expenses	1,985.2	2,256.0	12.0%
Operating Income	40.5	264.2	(84.7)%

Expenses and Other Income:
Interest Expense	(49.8)	(51.6)
Interest Income	5.9	7.7
Other Expense, Net	(21.5)	(3.8)
Total (Expenses) and Other Income	(65.4)	(47.7)

(Loss) Income Before Income Taxes	(24.9)	216.5
Provision for Income Taxes	19.0	43.6
(Loss) Income of Consolidated Companies	(43.9)	172.9
Equity in Net Loss of Unconsolidated Affiliates	0.0	(0.1)
Net (Loss) Income	(43.9)	172.8
Net Income Attributable to Noncontrolling Interests	(1.7)	(3.3)
Net (Loss) Income Available to IPG Common Stockholders	$(45.6)	$169.5

(Loss) Earnings Per Share Available to IPG Common Stockholders:
Basic	$(0.12)	$0.44
Diluted	$(0.12)	$0.43

Weighted-Average Number of Common Shares Outstanding:
Basic	389.4	386.2
Diluted	389.4	391.2

Dividends Declared Per Common Share	$0.255	$0.235

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$3,825.5	$4,130.7	(7.4)%
Billable Expenses	560.0	750.7	(25.4)%
Total Revenue	4,385.5	4,881.4	(10.2)%

Operating Expenses:
Salaries and Related Expenses	2,728.9	2,802.3	2.6%
Office and Other Direct Expenses	695.2	776.5	10.5%
Billable Expenses	560.0	750.7	25.4%
Cost of Services	3,984.1	4,329.5	8.0%
Selling, General and Administrative Expenses	26.5	59.5	55.5%
Depreciation and Amortization	145.9	144.1	(1.2)%
Restructuring Charges	112.6	33.9	>(100)%
Total Operating Expenses	4,269.1	4,567.0	6.5%
Operating Income	116.4	314.4	(63.0)%

Expenses and Other Income:
Interest Expense	(94.6)	(101.4)
Interest Income	16.6	15.5
Other Expense, Net	(43.3)	(10.7)
Total (Expenses) and Other Income	(121.3)	(96.6)

(Loss) Income Before Income Taxes	(4.9)	217.8
Provision for Income Taxes	36.2	54.1
(Loss) Income of Consolidated Companies	(41.1)	163.7
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(0.4)
Net (Loss) Income	(41.3)	163.3
Net Loss (Income) Attributable to Noncontrolling Interests	0.4	(1.8)
Net (Loss) Income Available to IPG Common Stockholders	$(40.9)	$161.5

(Loss) Earnings Per Share Available to IPG Common Stockholders:
Basic	$(0.11)	$0.42
Diluted	$(0.11)	$0.41

Weighted-Average Number of Common Shares Outstanding:
Basic	388.5	385.4
Diluted	388.5	390.1

Dividends Declared Per Common Share	$0.510	$0.470

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Item[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$40.5	$(21.8)	$(112.6)			$174.9

Total (Expenses) and Other Income[4]	(65.4)			$(19.9)		(45.5)
(Loss) Income Before Income Taxes	(24.9)	(21.8)	(112.6)	(19.9)		129.4
Provision for Income Taxes	19.0	4.2	25.4	0.0	$(10.0)	38.6
Equity in Net Loss of Unconsolidated Affiliates	0.0					0.0
Net Income Attributable to Noncontrolling Interests	(1.7)					(1.7)
Net (Loss) Income Available to IPG Common Stockholders	$(45.6)	$(17.6)	$(87.2)	$(19.9)	$(10.0)	$89.1

Weighted-Average Number of Common Shares Outstanding - Basic	389.4					389.4
Dilutive effect of stock options and restricted shares	N/A					2.9
Weighted-Average Number of Common Shares Outstanding - Diluted	389.4					392.3

(Loss) Earnings per Share Available to IPG Common Stockholders:
Basic	$(0.12)	$(0.05)	$(0.22)	$(0.05)	$(0.03)	$0.23
Diluted	$(0.12)	$(0.05)	$(0.22)	$(0.05)	$(0.03)	$0.23

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of tax expense related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including net interest expense and other (expense) income.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Item[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$116.4	$(43.1)	$(112.6)			$272.1

Total (Expenses) and Other Income[4]	(121.3)			$(43.2)		(78.1)
(Loss) Income Before Income Taxes	(4.9)	(43.1)	(112.6)	(43.2)		194.0
Provision for Income Taxes	36.2	8.4	25.4	0.9	$(10.0)	60.9
Equity in Net Loss of Unconsolidated Affiliates	(0.2)					(0.2)
Net Loss Attributable to Noncontrolling Interests	0.4					0.4
Net (Loss) Income Available to IPG Common Stockholders	$(40.9)	$(34.7)	$(87.2)	$(42.3)	$(10.0)	$133.3

Weighted-Average Number of Common Shares Outstanding - Basic	388.5					388.5
Dilutive effect of stock options and restricted shares	N/A					3.3
Weighted-Average Number of Common Shares Outstanding - Diluted	388.5					391.8

(Loss) Earnings per Share Available to IPG Common Stockholders:
Basic	$(0.11)	$(0.09)	$(0.22)	$(0.11)	$(0.03)	$0.34
Diluted	$(0.11)	$(0.09)	$(0.22)	$(0.11)	$(0.03)	$0.34

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of tax expense related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including net interest expense and other (expense) income.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net Revenue	$1,853.4	$2,125.9	$3,825.5	$4,130.7

Non-GAAP Reconciliation:
Net (Loss) Income Available to IPG Common Stockholders	$(45.6)	$169.5	$(40.9)	$161.5

Add Back:
Provision for Income Taxes	19.0	43.6	36.2	54.1
Subtract:
Total (Expenses) and Other Income	(65.4)	(47.7)	(121.3)	(96.6)
Equity in Net Loss of Unconsolidated Affiliates	0.0	(0.1)	(0.2)	(0.4)
Net (Income) Loss Attributable to Noncontrolling Interests	(1.7)	(3.3)	0.4	(1.8)
Operating Income	40.5	264.2	116.4	314.4

Add Back:
Amortization of Acquired Intangibles	21.8	21.3	43.1	42.9

Adjusted EBITA	$62.3	$285.5	$159.5	$357.3
Adjusted EBITA Margin on Net Revenue %	3.4%	13.4%	4.2%	8.6%

Restructuring Charges[1]	112.6	N/A	112.6	31.8

Adjusted EBITA before Restructuring Charges	$174.9	N/A	$272.1	$389.1
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	9.4%	N/A	7.1%	9.4%

1 In the second quarter of 2020, the Company took restructuring actions to lower our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. The adjustment of $31.8 for restructuring charges for the six months ended June 30, 2019 only includes restructuring charges from the the first quarter of 2019, which relate to a cost initiative to better align our cost structure with our revenue due to client losses occurred in 2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2019
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses[1]	Settlement of Certain Tax Positions	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA[2]	$264.2	$(21.3)			$285.5

Total (Expenses) and Other Income[3]	(47.7)		$(6.1)		(41.6)
Income Before Income Taxes	216.5	(21.3)	(6.1)		243.9
Provision for Income Taxes	43.6	4.2	0.0	$13.9	61.7
Equity in Net Loss of Unconsolidated Affiliates	(0.1)				(0.1)
Net Income Attributable to Noncontrolling Interests	(3.3)				(3.3)
Net Income Available to IPG Common Stockholders	$169.5	$(17.1)	$(6.1)	$13.9	$178.8

Weighted-Average Number of Common Shares Outstanding - Basic	386.2				386.2
Dilutive effect of stock options and restricted shares	5.0				5.0
Weighted-Average Number of Common Shares Outstanding - Diluted	391.2				391.2

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.44	$(0.04)	$(0.02)	$0.04	$0.46
Diluted	$0.43	$(0.04)	$(0.02)	$0.04	$0.46

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA on page 12.
[3] Consists of non-operating expenses including net interest expense and other (expense) income.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2019
	As Reported	Amortization of Acquired Intangibles	Q1 2019 Restructuring Charges	Net Losses on Sales of Businesses[1]	Settlement of Certain Tax Positions	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$314.4	$(42.9)	$(31.8)			$389.1

Total (Expenses) and Other Income[3]	(96.6)			$(14.7)		(81.9)
Income Before Income Taxes	217.8	(42.9)	(31.8)	(14.7)		307.2
Provision for Income Taxes	54.1	8.4	7.6	0.0	$13.9	84.0
Equity in Net Loss of Unconsolidated Affiliates	(0.4)					(0.4)
Net Income Attributable to Noncontrolling Interests	(1.8)					(1.8)
Net Income Available to IPG Common Stockholders	$161.5	$(34.5)	$(24.2)	$(14.7)	$13.9	$221.0

Weighted-Average Number of Common Shares Outstanding - Basic	385.4					385.4
Dilutive effect of stock options and restricted shares	4.7					4.7
Weighted-Average Number of Common Shares Outstanding - Diluted	390.1					390.1

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.42	$(0.09)	$(0.06)	$(0.04)	$0.04	$0.57
Diluted	$0.41	$(0.09)	$(0.06)	$(0.04)	$0.04	$0.57

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[3] Consists of non-operating expenses including net interest expense and other (expense) income.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax